UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2016 (April 22, 2016)

THE FRESH MARKET, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34940	56-1311233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 272-1338

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed on March 14, 2016 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by The Fresh Market, Inc., a Delaware corporation (the “Company”), the Company is party to an Agreement and Plan of Merger, dated as of March 11, 2016 (the “Merger Agreement”), with Pomegranate Holdings Inc., a Delaware corporation (“Parent”), and Pomegranate Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Item 1.02	Termination of a Material Definitive Agreement.

On April 27, 2016, in connection with the transactions contemplated by the Merger Agreement, the Company terminated the Credit Agreement, dated as of June 12, 2014 and as amended as of March 13, 2015 (the “Credit Facility”), among the Company, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer. In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Facility.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on March 25, 2016, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share, of the Company (“Shares”), for $28.50 per Share, net to the seller in cash (the “Offer Price”), without interest and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 25, 2016 (as amended or supplemented), and the related Letter of Transmittal.

The Offer expired at 12:00 midnight, New York City time, on April 21, 2016 (the “Expiration Time”), (one minute after 11:59 p.m., New York City time on April 21, 2016), as scheduled, and was not extended.  The American Stock Transfer & Trust Company, LLC, the depositary and paying agent in the Offer (the “Depositary and Paying Agent”), advised Purchaser that, as of the Expiration Time, a total of 32,103,659 Shares had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 68.2% of the outstanding Shares. As a result, on April 22, 2016, Purchaser accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Time, and payment for such Shares was made on April 27, 2016 to the Depositary and Paying Agent, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer. The Depositary and Paying Agent also advised Parent and Purchaser that, as of the Expiration Time, it received Notices of Guaranteed Delivery with respect to 4,465,161 additional Shares, representing approximately 9.5% of the outstanding Shares.

On April 27, 2016, prior to the Effective Time (as defined below), Ray Berry and Brett Berry exchanged Shares beneficially owned by them representing approximately 9.8% of the outstanding Shares (the “Rollover Shares”) for an indirect equity interest in Parent pursuant to the Rollover, Contribution and Exchange Agreement dated as of March 12, 2016, with Parent, and did not tender the Rollover Shares in the Offer.  This summary does not purport to be complete and is qualified in its entirety by the Rollover Agreement and the Support Agreement, copies of which have been filed as Exhibits (d)(5) and (d)(6), respectively, to the Schedule TO and which are incorporated herein by reference.

On April 27, 2016, pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Parent.  The Merger was effected without a vote or meeting of the Company stockholders pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares subject to forfeiture conditions, (ii) Shares owned by the Company as treasury stock, (iii) Shares accepted by Purchaser in the Offer and (iv) Shares owned by any stockholders who properly exercised their appraisal rights under Section 262 of the DGCL in connection with the Merger) was automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price (without interest and less any applicable tax withholding).

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $1.36 billion, including related transaction fees and expenses. Parent and Purchaser funded the payment of Shares from (i) the proceeds of the debt financing described above under Item 1.01 of this Current Report on Form 8-K, (ii) an equity investment of approximately $530 million and (iii) cash on hand at the Company following the Merger.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 14, 2016, and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.01, on April 27, 2016, the Company (i) notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of the Company occurred at the Acceptance Time. Upon the consummation of the Merger, the Company became a subsidiary of Parent.

The total amount of funds required to purchase all outstanding Shares in the Offer and to provide funding in connection with the Merger was approximately $1.36 billion, including related transaction fees and expenses. Parent and Purchaser funded the payment of Shares from (i) the proceeds of the debt financing described above under Item 1.01 of this Current Report on Form 8-K, (ii) an equity investment of approximately $530 million and (iii) cash on hand at the Company following the Merger.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

In connection with the Merger, each of Ray Berry, Richard Anicetti, Michael D. Casey, Jeffrey Naylor, Richard Noll, Bob Sasser, Robert K. Shearer, Michael Tucci, Steven Tanger and Jane Thompson resigned as directors of the Company’s Board of Directors (the “Board”) and from all committees of the Board on which such directors served, effective as of the Effective Time. In accordance with the terms of the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time, which consisted of Andrew Jhawar, Richard Anicetti, Daniel Flesh and George G. Golleher, became the directors of the Company immediately after the Effective Time. Biographical and other information with respect to the new directors of the Company is set forth in Schedule A to the Offer to Purchase, dated March 25, 2016 (together with any amendments and supplements thereto), a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent and Purchaser on March 25, 2016 (together with any amendments and supplements thereto), which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation, as amended, and its bylaws, as amended, were each amended and restated in their entirety to be identical to the certificate of incorporation and bylaws of Purchaser as in effect immediately prior to the Effective Time. Copies of the certificate of incorporation and bylaws of the Company, as amended and restated, are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 8.01	Other Events

Attached as Exhibit 99.1 is a copy of the Company’s press release dated April 27, 2016, announcing the closing of the transactions contemplated by the Merger Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of March 11, 2016, by and among The Fresh Market, Inc., Pomegranate Holdings, Inc. and Pomegranate Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by The Fresh Market, Inc. on March 14, 2016).

3.1	Amended and Restated Certificate of Incorporation of The Fresh Market, Inc.

3.2	Amended and Restated Bylaws of The Fresh Market, Inc.

99.1	Press Release, dated April 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Date: April 27, 2016	By:	/s/ Scott F. Duggan
Name: Scott F. Duggan
Title: Senior Vice President – General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of March 11, 2016, by and among The Fresh Market, Inc., Pomegranate Holdings, Inc. and Pomegranate Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by The Fresh Market, Inc. on March 14, 2016).

3.1	Amended and Restated Certificate of Incorporation of The Fresh Market, Inc.

3.2	Amended and Restated Bylaws of The Fresh Market, Inc.

99.1	Press Release, dated April 27, 2016.